EXHIBIT 10.29

                            PETRODRILL SEVEN LIMITED





                                     - AND -






                           PETRODRILL ENGINEERING N.V.












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                 AMETHYST 7 CONSTRUCTION MANAGEMENT AGREEMENT
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THIS AGREEMENT is made the 5th day of November 1998,


BETWEEN:

1. PETRODRILL SEVEN LIMITED., a company incorporated in the British Virgin Islands with its registered office at Arias, Fabrega & Fabrega, P.O. Box 985, Omar Hodge Building, Wickhams Cay, Road Town, Tortola, British Virgin Islands (such company or its assignee pursuant to a Construction Contract Assignment hereinafter referred to as the Owner ); and

2. PETRODRILL ENGINEERING N.V., a company incorporated in the Netherlands Antilles under registration number 77521 with its registered office at Anthony Veder Building, Kaya Jacob Posner, Willemstad, Curacao, Netherlands Antilles (hereinafter referred to as the Construction Manager ).

      The Owner and the Construction Manager are also hereinafter referred to individually as Party and collectively as Parties .

WHEREAS:

A. The Owner has entered into a contract, (the SHIPBUILDING CONTRACT ) with Daewoo Heavy Industries (the BUILDER ), for the construction and sale of a dynamically positioning semi-submersible drilling unit (a VESSEL ).

B. The Owner appoints the Construction Manager and the Construction Manager accepts the appointment in relation to the Vessels under the terms and conditions set forth in this Agreement.

NOW IT IS AGREED as follows :

1.    DEFINITIONS

      Capitalized terms used but not otherwise defined herein shall have the same meanings assigned to such terms in the Amethyst Financial Company Ltd. s Shareholders Agreement among Drillpetro Inc., Techdrill Inc. and Westville Management Corporation.

       DELIVERY means in relation to the Vessel the date of the Protocol of Delivery and Acceptance signed by the Builder and the Owner, pursuant to the Shipbuilding Contract.

       MANAGEMENT SERVICES means the construction supervision, managing, accounting and budgeting, facilities and related services more particularly described in this Agreement.

       OWNER S PROJECT MANAGERS means the person appointed in writing by the Owner to represent Owner in all dealings between the Owner and the Construction Manager.

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2.    APPOINTMENT

2.1 With effect from the date hereof and continuing until terminated in accordance with the provisions of this Agreement, the Owner hereby appoints the Construction Manager and the Construction Manager hereby accepts appointment in accordance with the provisions hereof.

2.2 The Construction Manager undertakes to provide the Management Services specified in Clause 2.3 below with respect to the Rig on behalf of the Owner in an efficient manner and to protect and promote the interests of the Owner in all matters relating to the construction of the Vessel.

2.3 Prior to the commencement of construction of the Vessel under the Shipbuilding Contract, the Construction Manager undertakes to perform the following (non-exclusive) functions with respect to the Vessel:

      2.3.1 informing itself of the provisions of the Shipbuilding Contract, a copy of which has been provided to it;

      2.3.2 liasing with the appointed design consultants (if any) in respect of the Vessel s drawings and the basic design of the Vessel s substructure in consultation with the Owner and the Owner s Project Manager and the other contractors of the Owner, as instructed by the Project Manager;

      2.3.3 obtaining all necessary permissions, consents and authorisations in respect of the Vessel s drawings from the relevant, Classification Society and other relevant agencies;

      2.3.4 submitting of documentation, information and drawings to the Builder as provided in the Shipbuilding Contract;

      2.3.5 liasing with the Builder during the entire period of the construction of the Vessel in relation to any requests for information/classification which he may have; and

      2.3.6 making all necessary arrangements, in liaison with the Builder and the Owner s Project Manager for effective performance of the Shipbuilding Contract.

2.4 During the construction of the Vessel under the Shipbuilding Contract, the Construction Manager will appoint, with respect to the Vessel, the Owner s Representative (as referred to in the Shipbuilding Contract) and undertakes to perform, with respect to the Vessel, the following (non-exclusive) functions:

      2.4.1 to notify the Builder without delay of any materials or workmanship which do not conform to the requirements of the Shipbuilding Contract and to oversee the satisfactory rectification by the Builder of all defective materials or workmanship.


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            The Owner s Project Manager shall be kept promptly and fully informed of all defects identified by the Construction Manager, including details of the rectification thereof. The initial Owner s representative will be Mr J.P. Durand.

            Where the Construction Manager is required by the provisions of this Agreement to notify or inform the Owner s Project Manager of any matter, such notification shall be made in writing;

      2.4.2 the Construction Manager shall promptly inform the Owner s Project Manager of any change in existing laws, rules, regulations or governmental requirements or Classification Society s requirements which may require any alteration to the specifications or drawings attached to the Vessel to ensure its compliance with such requirements;

      2.4.3 in the event of any alteration or modification which is necessary under Clause 2.4.2 being accepted by the Owner s Project Manager, the Construction Manager will advise him on any consequential alterations in the Contract price and change in the Construction schedule and/or Delivery of the Vessel;

      2.4.4 to allow any reasonable substitution of materials which the Builder wishes to make in accordance with the Shipbuilding Contract, provided these are acceptable to the Classification Society or by normal standards of marine construction practice. The Construction Manager before making any such decision must inform the Owner s Project Manager of proposed substitution and obtain his written consent thereto;

      2.4.5 in the event of the Vessel (including her machinery, engines or materials appropriated to her) sustaining damages before Delivery, to advise the Owner s Project Manager on the steps which in the Construction Manager s opinion (subject to the approval of the Classification Society Surveyors) need to be taken to make good such damage with an estimate of the likely cost and any other implications;

      2.4.6 to advise the Owner s Project Manager of any amount to be paid to the Builder in respect of any fuel, lubricating oils and consumable stores remaining onboard the Vessel after Delivery by the Builder;

      2.4.7 to advise the Owner s Project Manager and make recommendations as to whether the Vessel has been completed in accordance with the Specification, is fully commissioned and is ready for Delivery;

      2.4.8 to procure as agent for and on behalf of the Owner the Owner Furnished Equipment on terms previously agreed with the Owner. The Construction Manager shall procure that any Owner Furnished Equipment shall be marked as the Owner s property;

      2.4.9 to check and verify with the Builder that the Owner Furnished Equipment has been received in good condition, complete and undamaged and in accordance with related purchase orders. Where applicable, to immediately inform the Owner s Project Manager of any damage to or deficiency in such equipment or any deviation from the relevant purchase order;

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      2.4.10to prepare a cash requirement schedule for submission to the
            Owner s Project Manager to obtain the necessary approval and financing so that sufficient funds are available for procurement;

      2.4.11to open and operate a disbursement account in the name of the Owner for payment of Owner Furnished Equipment and other agreed disbursements.

      2.4.12the Construction Manager shall provide to the Owner s Project
            Manager, as soon as possible a critical path analysis setting out all tasks to be performed in connection with the construction of the Vessel and the procurement of Owner Furnished Equipment;

      2.4.13to procure any necessary equipment which is not budgeted for by the Owner and to approve any change order without first referring to the Owner s Project Manager PROVIDED THAT the cost of such equipment/change order is below US$10,000.00 and/or the aggregate in any one month is below US$100,000;

      2.4.14in the event of delay in the Construction Schedule due to late delivery of Owner Furnished Equipment, the Construction Manager shall advise the Owner s Project Manager of any claim made by the Builder for an extension of the Delivery;

      2.4.15to immediately advise the Owner s Project Manager and copy to him any notice which may be given by the Builder under the Shipbuilding Contract;

      2.4.16to submit to the Owner s Project Manager every fourteen days a detailed construction-in-progress report covering all aspects of the Vessel s construction and equipment. These reports must bring to the attention of the Owner s Project Manager any problems or delay or anticipated delay of which the Construction Manager is aware;

      2.4.17to ensure that the Builder delivers to the Owner s Project Manager all required certificates, upon Delivery, as specified in the Shipbuilding Contract and Specification thereto;

      2.4.18to observe all relevant tests and trials conducted by the Shipyard on all Shipyard Furnished Equipment and report to the Owner s Project Manager accordingly; and

      2.4.19to sub-contract if so instructed by the Owner s Project Manager, all functioning, commissioning and trial s to Formaritima N.V., the Owner s Manager at least two months prior to anticipated date of Delivery.

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3.    PAYMENT FOR SERVICES AND EXPENSES

      The Owner shall pay to the Construction Manager for its services under this Agreement only the actual expenses incurred by the Construction Manager in rendering those services. Reasonable requests for cash advances to ensure that aforesaid expenses are not required to be carried/financed by the Construction Manager, shall be complied with by the Owner and upon signature hereof the Owner will pay to the Construction Manager the sum of US$100,000 (one hundred thousand US Dollars) for the Vessel, to be accounted for by the Construction Manager on an IMPREST basis.

4.    DUTIES OF THE CONSTRUCTION MANAGER

4.1   PERSONNEL

      4.1.1 The Construction Manager shall procure and use sufficient qualified personnel, in order to ensure that the construction supervision of the Vessel is at all times undertaken effectively and safely and in compliance with the instructions of the Owner s Project Manager(s), and in accordance with any regulations from relevant regulatory bodies, authorities or Classification Societies and the provisions of the Shipbuilding Contract.

      4.1.2 The Construction Manager shall:

            (a) use all reasonable endeavours to protect the Owner s interests with respect to claims by or against third parties, including the personnel employed in connection with the Services to be provided hereunder; and

            (b) keep the Owner fully informed regarding incidents which give rise to claims by or against third parties.

      4.1.3 The Construction Manager shall ensure that it is entered as having a noted interest in the Owner s insurance and shall procure that it and Owner shall be so noted on the Builders policies.

      4.1.4 Each Owner s Project Manager shall be entitled, upon serving notice in writing on the Construction Manager, to require the Construction Manager to remove any individual from his role within the Construction Manager s supervision team if the relevant Owner s Project Manager is of the opinion that such individual is incompetent or unsuited to his assigned role.

4.2   INSURANCE

      4.2.1 The Construction Manager in consultation with the Owner shall ensure that, at all times during its construction, the Vessel is kept adequately and appropriately insured with reputable underwriters.

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      4.2.2 The Construction Manager shall ensure that the insurance, where appropriate and subject to the provisions of the Shipbuilding Contracts, shall be maintained in the name of the Owner. However, the Construction Manager, the Owner and the Builders shall be listed as co-insured in all insurance policies. The Construction Manager shall ensure that Builders insurance brokers, hull underwriters and Protection and Indemnity representatives (if applicable) shall provide full co-operation to the Owner s appointed insurance brokers in connection with relevant insurance.

      4.2.3 The Construction Manager shall arrange such additional insurance as may from time to time instructed by any of the Owner s Project Manager. The arrangement and maintenance of such additional insurance shall not prejudice the arrangement or maintenance of any insurance referred to in Clause 4.2.1.

      4.2.4 The Construction Manager shall report as soon as practicable, accidents or damage involving the Vessel and/or sickness or accident of a serious nature, to any Owner s Project Manager and shall not authorise or negotiate for repair or settle any claims in excess of US$50,000 resulting from the same, without his written consent.

      4.2.5 All insurance policies placed by the Owner or the Construction Manager with respect to the Vessel shall provide for a waiver of subrogation against the Construction Manager and the Owner.

5.    BUDGETS

      The Construction Manager shall prepare a budget for the Vessel on a monthly basis and, not later than 7 days prior to the beginning of each month, shall submit a draft budget for that month to the Owner s Project Managers for approval.

6.    CONSTRUCTION MANAGER S RIGHT TO SUB-CONTRACT

      The Construction Manager shall not sub-contract any of its obligations hereunder to a third party without the prior written consent of the relevant Owner s Project Manager (such consent not to be unreasonably withheld or delayed).

7.    GENERAL ADMINISTRATION

7.1 The Construction Manager shall handle and settle all claims arising out of the Management Services hereunder and keep each Owner s Project Manager informed regarding any incident of which the Construction Manager becomes aware which gives or may give rise to claims or disputes involving third parties.

7.2 The Construction Manager shall, as instructed by the relevant Owner s Project Manager, bring or defend actions, suits or proceedings in connection with matters entrusted to the Construction Manager according to this Agreement.

7.3 The Construction Manager shall be entitled to obtain legal, technical or other expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owner in respect of the construction of the Vessels Provided that in circumstances where the claim or dispute is more than US$10,000 the Manager shall first obtain the relevant Owner s Project Manager s written consent.

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7.4   Any costs properly incurred by the Construction Manager in carrying out its obligations under this Clause 7 shall be reimbursed by the Owner.

7.5 The Owner shall be entitled at all times during the period of this Agreement to have audited the Construction Manager s accounts in respect of all purchases of Owner Furnished Equipment and all disbursements incurred with regard to this Agreement.

8.    RATIFICATION OF ACTS OF CONSTRUCTION MANAGER AND INDEMNITIES

8.1 The Owner hereby ratifies, confirms and undertakes at all times to ratify and confirm whatever may be done or caused to be done lawfully and properly by the Construction Manager in the course of or in the provision of the services hereby undertaken to be performed.

8.2 The Owner shall indemnify and hold harmless and the Construction Manager shall indemnify and hold harmless its sub-contractors and their personnel from and against all actions, proceedings, claims, demands or liabilities whatsoever that may be brought against or incurred by its sub-contractors or their personnel in relation to any matters arising out of such sub-contracts unless the same has arisen from the gross negligence or wilful misconduct of its sub-contractors or their personnel, in which event the liability of such sub-contractor shall be limited to the aggregate amount of the management fee received by such sub-contractor(s) in the preceding 12 months.

8.3   LIABILITIES BETWEEN THE PARTIES

      8.3.1 The Construction Manager shall hold harmless and indemnify the Owner from and against all claims, costs expenses or liabilities arising from or connected with the performance of this Agreement in respect of:

            (i) death of or personal injury to any of the personnel of the Construction Manager s Group;

            (ii) loss of or damage to the property of the Construction Manager s Group;

            (iii) any consequential or economic loss or damage suffered by the
                  Construction Manager s Group;

            howsoever arising and irrespective of negligence or other breach of legal duty by the Owner s Group.

      8.3.2 The Owner shall hold harmless and indemnify the Construction Manager from and against all claims, costs, expenses or liabilities arising from or connected with the performance of this Agreement in respect of:

             (i)   death of or  personal  injury  to any of  personnel  of the
                  Owner s Group;

             (ii) loss of or damage to the property of the Owner s Group; and

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             (iii)any  consequential or economic loss or damage suffered by the Owner s Group;

             howsoever arising and irrespective of negligence or other breach of legal duty by the Construction Manager s Group.

      8.3.3 For the purposes of this Clause, the Owner s Group means the Owner, its associated companies, its other sub-contractors and suppliers, Petrobras, and the officers, employees and agents of any of them.

      8.3.4 For the purposes of this Clause the Construction Manager s Group means the Construction Manager, its associated companies, its sub-contractors and suppliers and the officers, employees and agents of any of them.

      8.3.5 For the express purposes of this Clause 8.3, Liabilities Between the Parties, of this Agreement only, the Owner contracts on its own behalf and expressly as agent on behalf of and as trustee for the benefit of all persons who are or may be from time to time within the Owner s Group and all such persons shall to this extent be deemed to be parties to this Agreement.

      8.3.6 For the express purposes of this Clause 8.3, Liabilities Between the Parties, of this Agreement only, the Construction Manager contracts on its own behalf and expressly as agent on behalf of and as trustee for the benefit of all persons who are or may be from time to time within the Construction Manager s Group and all such persons shall to this extent be deemed to be parties to this Agreement.

9.    COMPLIANCE WITH LAW AND REGULATIONS

      The Construction Manager will not do or permit anything to be done which might cause any breach or infringement of the laws and regulations of any relevant jurisdiction.

10.   DURATION OF THE AGREEMENT

10.1 Save as provided below, this Agreement shall come into effect with respect to the Vessel on the date hereof and shall continue for one year after the Delivery of the Vessel. Thereafter, it shall continue until terminated by either party giving to the other notice of termination, in which event the Agreement shall terminate upon the expiration of a period of three months from the date upon which such notice is given.

10.2 Notwithstanding Clause 10.1 above, this Agreement may be terminated by a Party if the other Party commits a material breach of its obligations under this Agreement.

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10.3  In the event of termination of this Agreement with respect to the Vessel, the Owner shall pay to the Construction Manager such amounts (if any) as the Construction Manager (notwithstanding its best efforts to minimise the effects of any such termination) may become legally liable to pay under any contract of employment or by reason of any regulation or legislation for employee protection to personnel who may have been employed by the Construction Manager to perform any part of the services to be provided under this Agreement and who shall become redundant as a result of such termination.

10.4 If this Agreement is terminated for any reason whatsoever with respect to any Vessel the Construction Manager hereby undertakes as follows:-

      (a) to return to the relevant Owner s Project Manager all budgets, forecasts and other documents relating to the construction of each Vessel which it acquired during its appointment as Construction Manager hereunder; and

      (b) not to disclose to any person any confidential information regarding the construction of each Vessel or concerning the Owner.

11.   NOTICES

11.1 Any notice, demand or other communication to be made or delivered by the amu Project Manager to the Construction Manager pursuant to this Agreement shall (unless the Construction Manager has by 15 days written notice to it specified another address) be made or delivered to the Construction Manager at its registered office for the time being which is at present at Petrodrill Engineering N.V. Anthony Veder Building, Kaya Jacob Posner, Willemstad, Curacao, Netherlands Antilles (Fax 599 9461 6491) - marked for the attention of the Managing Director.

11.2 Any notice, demand or other communication to be made or delivered by the Construction Manager to the Owner s Project Manager pursuant to this Agreement shall be made or delivered to the Owner at Petrodrill Seven Limited c/o Arias, Fabrega & Fabrega, P.O. Box 985, Omar Hodge Building, Wickham s Cay, Road Town, Tortola, British Virgin Islands, marked for the attention of the Technical Director.

11.3 All notices shall be sent by telefax and a copy of each shall be sent to the addressee by prepaid express registered airmail. Change of address shall be notified at least five calendar days in advance.

12.   ASSIGNMENT

      The rights and obligations of the Parties hereunder may not be assigned without the prior written consent of the other Party.

13.   FORCE MAJEURE

      A Party shall not be liable to the other for any failure to perform any or all of its obligations under this Agreement (other than an obligation to make payment) resulting directly or indirectly from a cause beyond the reasonable control (force majeure) of that Party. In the event of any of the foregoing the Party seeking to rely on the same shall use all reasonable endeavours to find a mutually acceptable solution to the cause of such event of force majeure with a view to resuming performance of its obligations hereunder as soon as possible.

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14.   LAW AND ARBITRATION

14.1 This Agreement shall in all respects be governed, construed and interpreted in accordance with English law.

14.2 Any dispute or difference arising in connection with this Agreement shall if possible be settled by mutual amicable agreement.

14.3 Any dispute between the Parties shall be settled by arbitration in London in accordance with the provisions of the Arbitration Acts 1950-1996 and any statutory modifications or re-enactments thereof for the time being in force and shall be referred to a single arbitrator (an Arbitrator ) to be appointed by the Parties hereto. If the Parties cannot agree upon the appointment of the single Arbitrator the dispute shall be settled by three Arbitrators, each Party appointing one arbitrator, the third being appointed by the Chairman for the time being of the London Maritime Arbitrators Association.

14.4 If either of the appointed Arbitrators refuses or is incapable of acting, the Party who appointed him shall appoint a new Arbitrator in his place.

14.5 If one of the Parties fails to appoint an Arbitrator, either originally or by way of substitution, for two weeks after the other party having appointed his Arbitrator has sent the party making default notice by mail or facsimile to make the appointment, the Party appointing the third Arbitrator shall, after application from the Party having appointed his Arbitrator, also appoint an Arbitrator on behalf of the Party making default.

14.6 The award rendered by the Arbitration Court shall be final and binding upon the Parties and may if necessary be enforced by the Court or other competent authority in the same manner as a judgment in the Court of Justice.

14.7 Performance under this Agreement shall, if reasonably possible, continue during the Arbitration proceedings.

15.   ENTIRE AGREEMENT

      This Agreement constitutes the entire Agreement between the Parties hereto and supersedes all prior negotiations, representations or agreements relating to the subject matter of this Agreement whether written or oral. No changes, alterations or modifications to this Agreement shall be affected unless in writing and signed by the Parties hereto.

16.   COUNTERPARTS

      This Agreement may be executed simultaneously in any number of counterparts each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement the day and year first above written.

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SIGNED by                   )/s/ Illegible
for and on behalf of        )German Efromovich
PETRODRILL SEVEN LIMITED    )/s/ Illegible
in the presence of:         )Illegible





SIGNED by                   )/s/ Illegible
for and on behalf of        )Illegible
PETRODRILL ENGINEERING N.V. )/s/ Frida A. Martinez
in the presence of:         )Frida A. Martinez


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